                                                                   EXHIBIT 10.25

                                LEASE AGREEMENT
                                ---------------


     THIS AGREEMENT made the 1st day of November, 1996, effective the 11th day of March, 1996, by and between SAGINAW VIDEO ASSOCIATES, a Michigan General Co-Partnership, d/b/a Saginaw Conference Center, of 5195 Hampton Place, Saginaw, Michigan 48604-9576 ("Landlord"), and CONCENTRIC NETWORK CORPORATION, a Florida Corporation, authorized to do business in the State of Michigan, with offices at 400 Forty-First Street, Bay City, Michigan 48708 ("Tenant"). Landlord and Tenant are also collectively referred to as the "parties."

     1.   Premises.  Subject to the terms and conditions herein contained,
          --------
Landlord leases to Tenant, and Tenant leases from Landlord, the following space, including rights of ingress, egress and parking:

          (a) Existing Space.  An existing 11,600 square foot conference center
              --------------
located at 4450 Fashion Square Boulevard, Saginaw Township, Saginaw County, Michigan, more particularly described as follows, to-wit:

          "A parcel of land being a part of the so-called North 55 acres of the Southwest 1/4 of Section 2, Town 12 North, Range 4 East, Saginaw Township, Saginaw County, Michigan, described as follows: To fix the Point of Beginning commence at the South 1/4 corner of said Section 2; thence North 00(degrees)-03'-45" East on the North and South 1/4 line of said Section, 2,621.31 feet to the center post of said Section; thence North 89(degrees)-45'-53" West on the East and West 1/4 line of said Section, 650.00 feet; thence South 00(degrees)-03'-45" West, parallel with said North and South 1/4 line, 43.00 feet to a point on the South line of Schust Road right-of-way and the Point of Beginning of this description; thence continuing South 00(degrees)-03'- 45" West, parallel with said North and South 1/4 line,
          412.08 feet; thence North 89(degrees)-49'-39" West, on a line which is parallel with and 454.44 feet, measured at right angles, North of the South line of said so-called North 55 acres, said South line being evidenced by the remains of a fence line which if extended would intersect the West line of said Section at a point 911.68 feet, South 00(degrees)-00'-00" West, on the West 1/4 corner of said Section and also would intersect the North and South 1/4 line at a point 908.81 feet, South 00(degrees)-03'-45" West of the center of said Section, 334.66 feet; thence North 03(degrees)-06'-33" West on the Easterly right-of-way line of Schust Road, 357.52 feet to the Point of Beginning"

          (b) Additional Space.  New space consisting of approximately 10,000
              ----------------
square feet, being an addition to the Existing Space located at 4450 Fashion Boulevard, Saginaw Township, Saginaw County, Michigan.

     Existing Space and Additional Space are also collectively referred to as the "Premises."

     Attached as Exhibit "A," and incorporated as part of this Lease is a site plan which indicates driveways and parking areas.

     2.   Initial Lease Term.
          ------------------

          (a) Existing Space.  The Initial Lease Term for the Existing Space
              --------------
shall be for a period of approximately sixty-nine (69) months, commencing the 15th day of March, 1996, or on the date possession is given to Tenant, if later, and terminating the 31st day of December, 2001, unless otherwise terminated or extended as provided herein.

          The parties acknowledge occupancy with respect to the existing space as of March 11, 1996.

          (b) Additional Space.  The Initial Lease Term for the Additional
              ----------------
Space, shall be for a period of approximately sixty-three (63) months, commencing the 1st day of October, 1996, or on the date possession is given to Tenant, if later, and terminating on the 31st day of December, 2001, unless otherwise terminated or extended as provided herein.

          Notwithstanding the foregoing, the Lease, with respect to the additional space, shall not commence until all of the following have occurred:

          (i) Landlord has substantially completed the Tenant improvements ("Tenant Improvements"), Landlord is required to construct pursuant to the "Binding Lease Commitment" between the parties dated February 8, 1996.

          (ii) There remains no incomplete or defective item of Tenant Improvements which would materially, adversely affect Tenant's intended use of the Premises.

          (iii) Landlord has delivered possession of the Premises to Tenant.

          (iv) Landlord has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises for Tenant's intended use. Landlord shall be obligated to construct the Tenant Improvements using new materials and equipment of good quality, in a good and workmanlike manner and in accordance with applicable laws. Tenant may be granted early entry rights to construct its improvement work, subject to all of the terms and conditions of the Lease, except for the payment of rent.

          (c) Acknowledgment.  The parties shall execute an Acknowledgment
              --------------
acknowledging commencement of the Initial Lease Term. If, as a result beyond its reasonable control, Landlord is unable to deliver possession of the Premises by the date specified for commencement of the Initial Lease Term, Landlord shall not be liable for any damage caused for failure to deliver possession and the Lease shall not be void or voidable.

     3.   Extended Lease Term.  Provided Tenant is not in default under this
          -------------------
Lease, Tenant shall have the right to extend the Initial Lease Term for the Premises for one (1) additional term of sixty (60) months commencing the 1st day of January, 2002, and terminating the 31st day of December, 2006, unless otherwise terminated as provided herein ("Extended Lease Term"). In the event Tenant desires to extend the Initial Lease Term, Tenant shall give notice to Landlord, in writing, at least one hundred eighty (180) days prior to expiration of the Initial Lease Term in conformity with the notice provisions of this Lease.

     4.   Rent.
          ----

          (a) Initial Lease Term.  During the Initial Lease Term, Tenant shall
              ------------------
pay to Landlord, as rent for the Premises, the sum of TEN ($10.00) DOLLARS, per square foot.

          Until commencement of the Initial Lease Term, as it relates to the Additional Space, Tenant shall pay to Landlord, rent for the Existing Space in the amount of NINE THOUSAND SIX HUNDRED SIXTY-SEVEN ($9,667.00) DOLLARS per month.

          Upon commencement of the Initial Lease Term, as it relates to the Additional Space, the exact square footage of the Premises (Existing and Additional Space), shall be calculated and Tenant shall be obligated to pay rent to Landlord, on an exact square foot basis, at the rate of TEN ($10.00) DOLLARS, per square foot.

          At that time, the parties agree to execute and attach to this Lease, a Certificate of Agreed Square Footage certifying the total square footage of the Premises and total rent payable based on that square footage for the balance of the Initial Lease Term and the first (1st) year of the Extended Lease Term.

          (b) Extended Lease Term.  During the Extended Lease Term, Tenant shall
              -------------------
pay to Landlord, as rent for the Premises, the sum of TWELVE ($12.00) DOLLARS, per square foot. Exact rent, based upon square footage, shall be calculated pursuant to Subsection 4(a), entitled "Rent/Initial Lease Term."

          Rent during the remainder of the Extended Lease Term shall be adjusted as follows: commencing as of the first (1st) day of the thirteenth (13th) calendar month following the commencement date of the Extended Lease Term, and continuing on each annual anniversary of such day throughout the remainder of the Extended Lease Term (each such day being referred to as a "Rent Adjustment Date"), the monthly rent shall be adjusted to equal the product of the monthly rent in effect for the calendar month immediately preceding the Rent Adjustment Date multiplied by a fraction, the numerator of which shall be the Consumer Price Index published for the month immediately preceding the Rent Adjustment Date in question and the denominator of which is the Consumer Price Index published for the month immediately preceding the commencement of the Extended Lease Term (with respect to the first rent adjustment), or the immediately preceding Rent Adjustment Date (with respect to each other rent adjustment); provided however, that unless the Consumer Price Index increases by ten (10%) percent over that published for the month of March, 1996, in no event shall the monthly rent on a Rent Adjustment Date be more than four (4%) percent greater than the monthly rent due for the immediately preceding period. The term "Consumer Price Index" shall mean the Consumer Price Index for the Detroit Metropolitan Area, which is currently published by the United States Department of Labor, Bureau of Labor Statistics. if however, this Consumer Price Index is changed so that the base year is altered from that used as of the commencement of the Extended Lease Term, then the Consumer Price Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to obtain the same results that would have been obtained had the base year not been changed. If no conversion factor is available, or if the Consumer Price Index is otherwise changed, revised or discounted for any reason, there shall be substituted in lieu thereof and the term "Consumer Price Index" shall thereafter refer to the most nearly comparable official price index of the United States Government to obtain substantially the same result as would have been obtained had the original Consumer Price Index not been changed, revised or discontinued, which alternative index shall be selected by Landlord and shall be subject to Tenant's reasonable, prior, written approval.

          (i) Except as otherwise expressly set forth herein, all rent shall be due and payable in full and without right of set-off or other deduction in advance on the first (1st) day of each and every month during the Initial Lease Term and any extension thereof; provided however, that Tenant shall not be liable for rent until Landlord delivers possession to Tenant. Rent shall be pro-rated on a per diem basis, payable in advance, for any partial months.

     All rents shall be paid to Landlord by direct deposit into Landlord's Account No. ________________ maintained at Citizens Bank, N.A., Saginaw, Michigan, or at such other place as Landlord may reasonably designate from time to time, in writing.

     5.   Deposit.  Tenant shall not be required to tender a security deposit to
          -------
Landlord under this Lease.

     6.   Condition of Premises/Representations.  Except as Landlord and Tenant
          -------------------------------------
may otherwise agree in writing, Tenant's entry into possession shall constitute conclusive evidence against Tenant that Tenant has inspected the Existing Space and found the same to be in good order and satisfactory condition at the time of entry and that Tenant has accepted the Existing Space in its present "as is" condition. Tenant agrees to keep the Existing Space in a like condition as when possession was given to Tenant, normal wear and tear expected. Except as expressly set forth herein, neither Landlord, nor Landlord's agents have made any representations or promises with respect to the physical condition of the Existing Space, or any portion thereof, or any other matter pertaining to the Premises.

     Electricity, water, janitorial, heating, ventilating, air conditioning and other services, at levels generally provided for office uses in comparable buildings in the vicinity of the Premises, shall be available to Tenant at all times during the Lease Term.

     Tenant shall have the right to submit a written "punch list" to Landlord, setting forth any defective item of Tenant Improvements, and Landlord shall cause such items to be corrected promptly. Tenant's acceptance of the Premises or submission of a "punch list" shall not be deemed a waiver of Tenant's right to have defects in Tenant Improvements or the Premises repaired by Landlord at no cost to Tenant.

     Landlord and Tenant shall reaffirm the provisions of this Section as to the Additional Space at such time as Tenant enters into possession of the Additional Space; provided however, that to the best of Landlord's knowledge, Tenant's use of the Premises will be permitted by all fire underwriter's requirements, and all rules, regulations, statutes, ordinances, laws and building codes (collectively "Laws").

     7.   Appurtenant Rights.  Tenant shall have full and unimpaired access to
          ------------------
the Premises at all times during the Initial Lease Term and any extension thereof.

     8.   Taxes and Assessments.
          ---------------------

          (a) Real Property Taxes.  Landlord shall bill Tenant for, and Tenant
              -------------------
shall pay, prior to delinquency, all real property taxes, including general and special assessments, levied or assessed against the Premises during the Initial Lease Term and any extension thereof. Landlord's billing shall include a copy of all underlying tax bills. Taxes shall be pro-rated on a per diem basis for any partial years. Taxes shall be deemed paid in advance and shall be based upon the most recent tax bill, utilizing a due date basis.

          (b) Personal Property Taxes.  Tenant shall pay, prior to delinquency,
              -----------------------
all taxes, assessments, license fees and other charges, levied or assessed against Tenant's personal property installed or located in, on or about the Premises, or that become payable during the Initial Lease Term and any extension thereof.

     Tenant shall, at Tenant's sole cost, have the right to seek a reduction of the assessed valuation of the Premises or to contest any real or personal property taxes to be paid by Tenant.

     Tenant's obligation to pay taxes shall be conditioned upon Tenant's prompt receipt of any tax bills received by Landlord with respect to the Premises. Additionally, Tenant's obligation to pay taxes shall not include any taxes, assessments or other governmental levies and any increases in the foregoing occasioned by or relating to: (i) land and improvements not reserved for Tenant's exclusive or non-exclusive use; (ii) a voluntary or involuntary change of ownership or other conveyance of the real property of which the Premises is a part; or (iii) assessments and other fees for improvements and services which do not benefit the Premises.

     9.   Maintenance.  Tenant shall, at Tenant's sole expense, maintain the
          -----------
Premises in good condition.

     Landlord shall not have any responsibility to maintain the Premises, except for structural elements of the Premises, including foundation, load-bearing walls, structural roof system, and the roof membrane (in water-tight condition).

     Tenant shall not be responsible for the performance of any repair, maintenance or improvement:

          (a) Necessitated by the acts or omissions of Landlord or Landlord's agents.

          (b) Occasioned by the power of eminent domain.

          (c) Required as a consequence of any violation of Laws or construction defect in the Premises as of the commencement date of the Lease.

          (d) For which Landlord has a right of reimbursement from others.

     Additionally, Tenant shall have no obligation to undertake any repairs costing in excess of $5,000.00 which could be treated as capital improvement under generally accepted accounting principles. Instead, Landlord shall be required to undertake such repairs, the cost of which shall be amortized over the useful life of the improvement in question in accordance with generally accepted accounting principles. Tenant shall be responsible for payment of the monthly amount of the improvement as so amortized during the Lease Term.

     10.  Insurance.
          ---------

          (a) Public Liability/Property Damage Insurance.  Tenant shall, at
              ------------------------------------------
Tenant's sole expense, maintain public liability and property damage insurance, with liability limits not less than $1,000,000.00 per person and $2,000,000.00 per occurrence, and property damage limits of not less than $500,000.00 per occurrence with an aggregate coverage of $2,000,000.00 insuring against all liability of Tenant and Tenant's authorized representatives, arising out of or in connection with Tenant's use or occupancy of the Premises.

          All insurance policies shall name the Landlord as an additional insured and shall contain cross-liability endorsements.

          (b) Fire Insurance.  Tenant shall, at Tenant's sole expense, maintain
              --------------
on the building and all other improvements which are part of the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of full replacement value. The policy shall be issued in the name of Tenant as insured, with Landlord and Landlord's lender as an additional insured under a standard mortgagee endorsement.

     Subject to the provisions of Section 15, entitled "Destruction/Restoration," Tenant shall indemnify and hold Landlord and any mortgagees harmless from all claims, demands, actions, losses, damages and liabilities, and all fees, costs and expenses, including reasonable legal fees, relating to or in any way arising from Tenant's use of the Premises, from any cause whatsoever; provided however, that Tenant shall have no obligation to indemnify Landlord, or any other party, from any claims, demands, losses or other liability with respect to the Premises to the extent that same arises from the negligence or wilful misconduct of Landlord or Landlord's employees, agents or contractors.

     All insurance policies covering the Premises, including fire and liability, shall provide for a thirty (30) day right of notice to Landlord prior to cancellation for any reason.

     Tenant shall not do, bring, or keep any item, article, object or thing in, on or about the Premises which may cause a cancellation of any insurance covering the Premises.

     Landlord and Tenant hereby release each other from any and all liability or responsibility (to the other or to anyone claiming through or under them by way of subrogation or otherwise), or any loss or damage to Premises caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice releasor's right to recover thereunder. Landlord and Tenant each agree that their policies shall include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged, so long as the other party pays the extra cost. If extra cost shall be chargeable, each party shall advise the other of the amount of the extra cost, and the other party, at its election, may pay the same, but may not be obligated to do so.

     11.  Utilities.  Tenant shall make arrangements for and be responsible for
          ---------
the payment of all utilities and services furnished to the Premises or used by Tenant, including, without limitation, gas, electricity, water, telephone service, trash collection, and all connection charges. Landlord shall not be liable to Tenant for damages or otherwise for any failure or interruption of any such service furnished to the Premises, provided that such failure or interruption was not due to the negligence or wilful misconduct of Landlord or its agents, employees, contractors or invitees.

     12.  Use of Premises.  Tenant shall occupy and use the Premises as general
          ---------------
offices for its computer networking operation, sales, research, development and marketing, and for no other use without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed.

     13.  Compliance.  Tenant shall promptly observe and comply with:
          ----------

          (a) All present and future environmental laws, ordinances, requirements, orders, directions, rules and regulations of the federal, state, county and township governments, and of all other governmental authorities, having or claiming jurisdiction, directly or indirectly, over the Premises.

          (b) All present and future laws concerning the Premises or Tenant's use of the Premises, including, without limitation, the obligation of Tenant, at Tenant's sole expense, to alter, maintain or restore the Premises in compliance and conformity with all laws related to the condition, use or occupancy of the Premises.

          (c) Landlord warrants that, as of the commencement date of this Lease, the Premises conforms to all underwriter's requirements and Laws applicable thereto.

     14.  Alterations.  Tenant shall not make any alterations to the Premises
          -----------
without the prior, written consent of Landlord, which consent shall not be unreasonably withheld.

     All alterations shall be made in a workmanlike manner so as not to weaken the building on the Premises or lessen the value of the Premises. Tenant shall pay all bills arising out of labor and materials for work performed, and shall cause to be removed of record, within thirty (30) days after filing, all notices and affidavits for construction liens filed with respect to the Premises, or any part thereof. Tenant, at Tenant's option, may bond around any construction liens. Tenant shall indemnify, defend and hold Landlord harmless against all liability, loss, damage, costs and all other expenses arising out of claims of lien for work performed or materials furnished to or for the benefit of Tenant.

     Landlord may impose conditions with respect to such alterations or renovations concerning the disposal or removal of same upon termination of this Lease.

     All alterations made shall remain on, and be surrendered with the Premises upon expiration of the Initial Lease Term or any extension thereof, or upon termination of the Lease, unless Landlord requires removal, with restoration of the Premises to the condition existing prior to the alterations.

     15.  Destruction/Restoration.  If during the Initial Lease Term or any
          -----------------------
extension thereof, the Premises is damaged or destroyed, in whole or in part, rendering the Premises totally or partially inaccessible or unusable, Tenant shall restore the Premises, or the part thereof so damaged, as nearly as possible to the value, condition and character of the Premises immediately prior to the occurrence of such damage or destruction. Tenant shall not be entitled to any reduction or an abatement of rent in the event of destruction to the extent that such destruction interferes with Tenant's use of the Premises.

     Notwithstanding the foregoing, Tenant's obligations under this Section 15 shall in no event require the Tenant to expend more than $1.25 million.

     16.  Eminent Domain.  If all or any material part of the Premises shall be
          --------------
taken or condemned by any competent authority for any public use or purpose, the current Lease Term shall, at the option of Landlord, and as of the date of the actual taking. If the Premises may not reasonably be used for the purpose contemplated by this Lease following any taking, Tenant may terminate this Lease. In either case, there shall be no apportionment to Tenant of any portion of the award or damages for such taking; provided however, that Tenant shall be entitled to any funds awarded it for moving expenses or business interruption, loss of goodwill and the unamortized value allocable to the remainder of the Lease Term of any trade fixtures, alterations or other improvements installed in the Premises at Tenant's expense. This Lease shall otherwise remain in full force and effect without apportionment to Tenant of any portion of the award or damages.

     In the event of a termination pursuant to this Section, rent shall be apportioned to the date of such taking.

     17.  Assignment and Subletting.  Tenant shall not have the right to:  (a)
          -------------------------
assign or encumber its interest in this Lease or in the Premises; (b) sublet all or any part of the Premises; or (c) allow any other person or entity to occupy or use all or any part of the Premises without the prior consent of Landlord, excepting however, that Tenant shall have the right to sublet the Premises or assign this Lease, without Landlord's consent, to: (d) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; or (e) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action. Landlord's consent to any permitted assignment or subletting shall not be unreasonably withheld or delayed.

     Tenant acknowledges that Landlord is in the process of converting from a General Co-Partnership to a Limited Liability Company under Michigan statute, and that following conversion, all rights and responsibilities of Landlord under this Lease shall vest in such Limited Liability Company by way of assignment.

     18.  Default.  If Tenant shall abandon or vacate the Premises contrary to
          -------
the provisions of this Lease, or if default is made by Tenant in the payment of rent, then Landlord shall have the right to re-enter the Premises and remove Tenant and all persons therefrom and further, to terminate this Lease, at the option of Landlord, subject to all applicable due process requirements.

     With respect to any breach by Tenant of any of its covenants under this Lease other than the payment of rent, Tenant shall not be deemed in default unless Tenant's failure to perform such covenant continues after Tenant's receipt of written notice of default from Landlord for a period of seven (7) days or such longer time as may reasonably be required to cure the default. Landlord shall not be in default unless Landlord fails to perform its obligations hereunder within a reasonable time, but in no event later than seven
(7) days after its receipt of written notice from Tenant specifying the nature of any such non-performance; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord promptly commences performance within such seven (7) day period and thereafter diligently prosecutes the same to completion.

     19.  Landlord's Remedies and Default Cure.
          ------------------------------------

          (a) Following any default on the part of either party, the non-defaulting party shall have the right to cure the default, at the defaulting party's cost, and to have immediate recovery of said amount, with interest at the rate of ten (10% per annum from the date the sum is paid by Landlord until reimbursement.

          (b) Landlord shall be entitled to Court costs, attorney fees and expenses, and any other amount necessary to compensate Landlord for all detriment proximately caused by any default of Tenant.

          (c) Upon termination of Tenant's right to possession:

               (i) Landlord shall have the right to recover from Tenant, the fair market value of any unpaid rent earned at the time of termination of the Lease.

               (ii) The balance of any unpaid rent for the balance of the Initial or Extended Term, as appropriate, following termination of Tenant's right of possession and the computation of the amount determined under Section 19(c)(i), subject to paragraph (f) below.

          (d) Landlord shall have such other further rights and remedies as shall be available at law or in equity.

          (e) All rights and remedies shall be cumulative.

          (f) Landlord and Tenant shall be required to mitigate damages in all events.

     20.  Signage.  Tenant shall, at Tenant's sole expense, have the right to
          -------
place, construct and maintain on the Premises, one or more signs advertising its business at the Premises and no other signs. All signage shall comply with state and local laws and ordinances.

     21.  Landlord's Entry on Premises.  Landlord and Landlord's authorized
          ----------------------------
representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes:

          (a) To determine whether or not the Premises are in good condition and whether Tenant is complying with its obligations under the Lease.

          (b) To perform any necessary maintenance or other restoration to the Premises.

          (c) To shore the foundations, footings or walls of the building and other improvements which are part of the Premises.

          (d) Except in the case of emergencies, Landlord and Landlord's agents shall give Tenant at least forty-eight (48) hours oral or written notice prior to entry of the Premises. Any such entry by Landlord or Landlord's agents shall comply with all reasonable security measures of Tenant and shall not impair Tenant's operations more than is reasonably necessary. During any such entry, Landlord and Landlord's agent shall be accompanied by Tenant.

     22.  Subordination/Estoppel.  This Lease shall not be subject to or
          ----------------------
subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest now or hereafter affecting the Premises, nor shall Tenant be required to execute any documents subordinating this Lease, unless the ground Lessor, lender, or other holder of the interest to which this Lease shall be subordinated contemporaneously executes a recognition and nondisturbance agreement which (i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant's rights hereunder. Further, Tenant shall have no obligation to attorn to any successor-in-interest or ground lessor, nor to execute any documents evidencing attornment, unless the successor-in-interest or ground lessor in question assumes, in writing, all obligations of the Landlord under this Lease. If Landlord sells or otherwise conveys its interest in the Premises, Landlord shall not be relieved of its obligations under the Lease accruing from and after the effective date of such transfer, unless and until the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer.

     Each party shall, within ten (10) days after notice from the other, execute and deliver to the other, in recordable form, a certificate stating that the Lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. The certificate shall also state the amount of minimum monthly rent, the date to which rent has been paid in advance, and the amount of any security deposit or prepaid rent.

     23.  Attorney Fees.  In the event either party commences an action against
          -------------
the other arising out of or in connection with this Lease, the prevailing party shall be entitled to recover from the losing party, reasonable attorney fees and costs of suit.

     24.  Surrender of Premises.  Upon expiration or termination of this Lease,
          ---------------------
Tenant shall surrender the Premises to Landlord, together with all Tenant's improvements and other alterations, except for such alterations which Tenant has the right to, or is obligated to remove.

     If Tenant fails to surrender the Premises to Landlord as required, Tenant shall hold Landlord harmless from any damages resulting from Tenant's failure to surrender the Premises, including without limitation, claims made by a succeeding Tenant resulting from Tenant's failure to surrender the Premises.

     25.  Holding Over.  If Tenant, with Landlord's consent, remains in
          ------------
possession of the Premises after expiration or termination of the Initial Lease Term, or any extension thereof, or after the date in any notice given by Landlord to terminate the Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy, terminable upon thirty (30) days notice given at any time by either party. All provisions of this Lease, except those relating to Initial and Extended Terms, shall apply to any month-to-month tenancy.

     26.  Consent of Parties.  Whenever consent or approval of either party if
          ------------------
required, that party shall not reasonable withhold such consent or approval.

     27.  Brokerage Fees.  The parties acknowledge that no broker has been
          --------------
utilized as a part of this transaction and as such, no brokerage fee or other commission shall be paid as a part of this transaction. Each party shall indemnify and hold the other harmless from any and all liability arising out of a breach of this Section.

     28.  Notices.  Any notice or demand required or permitted to be given
          -------
pursuant to this Lease shall be deemed effective only if in writing and delivered either personally or by certified mail, postage fully prepaid, return receipt requested, addressed as follows:

     If To Landlord:          Saginaw Video Associates
                              c/o James J. Shinners
                              5195 Hampton Place
                              Saginaw, Michigan 48604-9576

     If To Tenant:            Mr. Donald C. Schutt
                              Vice-President and General Manager
                              Concentric Network Corporation
                              4450 Fashion Square Boulevard
                              Saginaw, Michigan 48604

or to such other address as may be designated by either party, from time to time, in writing and in conformity with the terms of this Section. Any such notice or demand shall be deemed to have been received: (a) on the third (3rd) business day after mailing, if notice was given by certified mail, return receipt requested; or (b) upon delivery if notice was given by personal delivery.

     29.  Binding Effect.  This Lease and the covenants herein contained shall
          --------------
be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     30.  Authorization.  The Officers executing this Lease on behalf of
          -------------
Landlord and Tenant represent that they are authorized to execute this Lease and bind the respective Landlord and Tenant entities.

     31.  Covenant of Further Assurances.  The parties covenant, each with the
          ------------------------------
other, and their respective heirs, administrators, representatives, successors and assigns, that each party shall, at any time and at all times hereafter, upon reasonable request, make, do, execute and/or deliver all such other and further reasonable assurances, acts, deeds, documents and things as in the opinion of competent counsel may be necessary or proper to effectuate the intentions of the parties and complete this transaction.

     32.  Merger/Modification.  This Lease sets forth the entire agreement of
          -------------------
the parties with regard to the lease of the Premises. All prior agreements between the parties with regard to the lease of the Premises have been merged herein and shall be of no further force of effect. No modification of this Lease shall be effective unless in writing and executed by all parties.

     33.  General Construction.  This Lease shall be governed in all respects,
          --------------------
whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Michigan. It is deemed by the parties that each has executed this Lease in the County of Saginaw, Michigan, each party consenting to the jurisdiction thereof. Words of any gender in this Lease shall be held to include the other gender and the words in the singular number shall be held to include the plural when the context so requires. Unless the context clearly indicates to the contrary, time shall be deemed to be of the essence in the interpretation of this Lease. The titles or captions given to the Sections of this Lease have been utilized solely for the purposes of convenience. In no event shall any such title or caption be deemed to be part of this Lease or interpretive of any of its language or intent. No provision of this Lease is to be interpreted for or against any party because that party or that party's legal representative drafted the Lease or its provisions.

     34.  Severability.  In the event any provision of this Lease is deemed
          ------------
invalid or unenforceable, said invalidity or unenforceability shall not affect the other provisions hereof, and this Lease shall be construed in all respect as if such invalid or unenforceable provision were omitted.

     35.  Hazardous Materials.  To the best knowledge of Landlord, (i) no
          -------------------
Hazardous Material is present on the Premises or the soil, surface water or groundwater thereof, (ii) no underground storage tanks are present on the Premises; and (iii) no action, proceeding or claim is pending or threatened regarding the Premises concerning any Hazardous Material or pursuant to any environmental Law. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, director or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Premises, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any Laws, relating to any such Hazardous Material, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material on or about the Premises during the term of the Lease by Tenant or its agents or employees in violation of applicable environmental Laws. As used herein, "Hazardous Material" shall mean any material which is now or hereafter regulated by any governmental authority or which poses a hazard to the environment or human life.

                    *** INTENTIONAL DRAFTING PAGE BREAK ***

                    *** INTENTIONAL DRAFTING PAGE BREAK ***

     IN WITNESS WHEREOF, the parties have executed this Lease Agreement the day and year first written.

WITNESSES:                          SIGNED AND SEALED:

                                    SAGINAW VIDEO ASSOCIATES,
                                    a Michigan General Co-Partnership, d/b/a
                                    Saginaw Conference Center, Landlord


/s/ Dana M. Harris                  /s/ James J. Shinners
------------------                  ---------------------
DANA M. HARRIS                      By:  JAMES J. SHINNERS
(As To Landlord Only)               Its: Authorized Partner


/s/ Genevieve J. Nowak
----------------------
GENEVIEVE J. NOWAK
(As To Landlord Only)
                                    CONCENTRIC NETWORK CORPORATION,
                                    a Delaware Corporation, Tenant


/s/ Dana M. Harris                  /s/ Donald C. Schutt
------------------                  --------------------
DANA M. HARRIS                      By:  DONALD C. SCHUTT
(As To Tenant Only)                 Its: Vice-President and General Manager


/s/ Patricia A. Peters
----------------------
PATRICIA A. PETERS
(As To Tenant Only)



Prepared By:
SHINNERS & COOK
By:  James J. Shinners (P23942)
Attorneys at Law
5195 Hampton Place
Saginaw, Michigan 48604-9576
Telephone:

              ADDENDUM TO SAGINAW VIDEO/CONCENTRIC LEASE AGREEMENT
                         (MARCH, 1996 RENT PRO-RATION)
                          ---------------------------



Monthly Rent (Existing Space):                     =    $9,667.00
-    11,600 square feet x $10.00 / 12

Per Diem (Existing Space):                         =    $  311.84
 -   $9,667.00 / 31

03/11/96 - 03/31/96 (21 days)                      =    $6,548.64
$311.84 x 21

PRO-RATED RENT DUE LANDLORD FOR MARCH, 1996:                  $6,548.64
                                                               ========

                                     *****

                                   EXHIBIT A


                          Floor Plan of the Premises
                               [Graphic Omitted]

                                      -16-